Exhibit 99.1

Media Contact:
Brian Ziel, (408) 658-1540
brian.ziel@seagate.com
SEAGATE

SEAGATE TECHNOLOGY REPORTS FISCAL THIRD QUARTER 2013
FINANCIAL RESULTS

CUPERTINO, CA — May 1, 2013 — Seagate Technology plc (NASDAQ: STX) (the “Company”) today reported financial results for the quarter ended March 29, 2013. During the fiscal third quarter, the Company reported revenue of approximately $3.5 billion, gross margin of 26.9%, net income of $416 million and diluted earnings per share of $1.13.  On a non-GAAP basis, which excludes the net impact of certain items, Seagate reported gross margin of 27.6%, net income of $464 million and diluted earnings per share of $1.26.

The Company generated $678 million in operating cash flow, repurchased three million ordinary shares for approximately $102 million and paid $379 million for the early redemption of long-term debt. For the first nine months of the fiscal year, the Company has returned 75% of its operating cash flow to shareholders in dividends and share redemptions. Cash, cash equivalents, restricted cash, and short-term investments totaled approximately $2 billion at the end of the fiscal third quarter.

“Seagate’s operational results this quarter again reflect strong execution,” said Steve Luczo, Seagate’s chairman, president and chief executive officer. “The continued advancement of cloud, mobile and open source computing are trends that are shifting data volumes toward personal and corporate cloud environments, creating tremendous opportunities for Seagate’s leading storage technology portfolio.  Looking ahead, our top priorities are focused on the efficiency of our operations, extending our leadership in storage technology innovation and returning value to shareholders.”

For a detailed reconciliation of GAAP to non-GAAP results, see accompanying financial tables.

Seagate has issued a Supplemental Commentary document, which will not be read during today’s call, but is available in the “Investors” section of seagate.com.

Quarterly Cash Dividend

The Board of Directors has approved a quarterly cash dividend of $0.38 per share, which will be payable on May 29, 2013 to shareholders of record as of the close of business on May 15, 2013. The payment of any future quarterly dividends will be at the discretion of the Board and will be dependent upon Seagate’s financial position, results of operations, available cash, cash flow, capital requirements and other factors deemed relevant by the Board.

Investor Communications

Seagate management will hold a public webcast today at 2:00 p.m. Pacific Daylight Time that can be accessed on its Investor Relations website at www.seagate.com/investors. During today’s webcast, the Company will provide an outlook for its fourth fiscal quarter of 2013, including key underlying assumptions.

Replay

A replay will be available beginning today at approximately 6:00 p.m. Pacific Daylight Time at www.seagate.com/investors.

About Seagate

Seagate is a world leader in hard disk drives and storage solutions. Learn more at www.seagate.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended, including, in particular, statements about our plans, strategies and prospects and estimates of industry growth for the fiscal quarter ending June 28, 2013 and beyond. These statements identify prospective information and include words such as “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects” and similar expressions. These forward-looking statements are based on information available to the Company as of the date of this press release and are based on management’s current views and assumptions. These forward-looking statements are conditioned upon and also involve a number of known and unknown risks, uncertainties, and other factors that could cause actual results, performance or events to differ materially from those anticipated by these forward-looking statements. Such risks, uncertainties, and other factors may be beyond the Company’s control and may pose a risk to the Company’s operating and financial condition. Such risks and uncertainties include, but are not limited to:  the uncertainty in global economic conditions, as consumers and businesses may defer purchases in response to tighter credit and financial news; the impact of the variable demand and adverse pricing environment for disk drives, particularly in view of current business and economic conditions; dependence on the Company’s ability to successfully qualify, manufacture and sell its disk drive products in increasing volumes on a cost-effective basis and with acceptable quality, particularly the new disk drive products with lower cost structures; the impact of competitive product announcements; possible excess industry supply with respect to particular disk drive products; and the Company’s ability to achieve projected cost savings in connection with restructuring plans. Information concerning risks, uncertainties and other factors that could cause results to differ materially from those projected in the forward-looking statements are contained in the Company’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on August 8, 2012, and in the Company’s Quarterly Report on Form 10-Q filed with the SEC on January 29, 2013, which statements are incorporated into this press release by reference. These forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date and the Company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made.

# # #

SEAGATE TECHNOLOGY PLC

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

(Unaudited)

	March 29, 2013	June 29, 2012
ASSETS
Current assets:
Cash and cash equivalents	$1,433	$1,707
Short-term investments	476	411
Restricted cash and investments	101	93
Accounts receivable, net	1,562	2,319
Inventories	833	909
Deferred income taxes	111	104
Other current assets	471	767
Total current assets	4,987	6,310
Property, equipment and leasehold improvements, net	2,256	2,284
Goodwill	476	463
Other intangible assets, net	442	506
Deferred income taxes	413	396
Other assets, net	169	147
Total Assets	$8,743	$10,106
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$1,698	$2,286
Accrued employee compensation	264	344
Accrued warranty	184	235
Accrued expenses	451	531
Current portion of long-term debt	4	—
Total current liabilities	2,601	3,396
Long-term accrued warranty	138	128
Long-term accrued income taxes	87	84
Other non-current liabilities	131	138
Long-term debt, less current portion	2,474	2,863
Total Liabilities	5,431	6,609

Equity:
Total Equity	3,312	3,497
Total Liabilities and Equity	$8,743	$10,106

The information as of June 29, 2012 was derived from the Company’s audited Consolidated Balance Sheet as of June 29, 2012.

SEAGATE TECHNOLOGY PLC

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per share data)

(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	March 29, 2013	March 30, 2012	March 29, 2013	March 30, 2012
Revenue	$3,526	$4,450	$10,927	$10,457

Cost of revenue	2,578	2,809	7,926	7,257
Product development	294	270	839	737
Marketing and administrative	168	142	457	388
Amortization of intangibles	20	18	59	20
Restructuring and other, net	1	1	2	4
Total operating expenses	3,061	3,240	9,283	8,406

Income from operations	465	1,210	1,644	2,051

Interest income	2	2	6	5
Interest expense	(53)	(59)	(163)	(185)
Other, net	16	6	41	(2)
Other expense, net	(35)	(51)	(116)	(182)

Income before income taxes	430	1,159	1,528	1,869
Provision for income taxes	14	13	38	20
Net income	416	1,146	1,490	1,849
Less: Net income attributable to noncontrolling interest	—	—	—	—
Net income attributable to Seagate Technology plc	$416	$1,146	$1,490	$1,849

Net income per share attributable to Seagate Technology plc ordinary shareholders:
Basic	$1.16	$2.57	$3.98	$4.29
Diluted	1.13	2.48	3.86	4.16
Number of shares used in per share calculations:
Basic	358	446	374	431
Diluted	369	463	386	445

Cash dividends declared per Seagate Technology plc ordinary share	$—	$0.25	$1.02	$0.61

SEAGATE TECHNOLOGY PLC

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	For the Nine Months Ended
	March 29, 2013	March 30, 2012
OPERATING ACTIVITIES
Net income	$1,490	$1,849
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	651	597
Share-based compensation	56	38
Deferred income taxes	(14)	(5)
Gain on sale of investments	(51)	(12)
Gain on sale of property and equipment	(34)	(18)
Loss on redemption and repurchase of debt	31	17
Other non-cash operating activities, net	1	7
Changes in operating assets and liabilities:
Accounts receivable, net	769	(983)
Inventories	123	167
Accounts payable	(462)	191
Accrued employee compensation	(85)	63
Accrued expenses, income taxes and warranty	(124)	(28)
Other assets and liabilities	308	(66)
Net cash provided by operating activities	2,659	1,817
INVESTING ACTIVITIES
Acquisition of property, equipment and leasehold improvements	(658)	(497)
Proceeds from the sale of property and equipment	29	11
Purchases of short-term investments	(227)	(382)
Sales of short-term investments	201	330
Maturities of short-term investments	26	118
Cash used in acquisition of LaCie S.A., net of cash acquired	(36)	—
Cash used in acquisition of Samsung HDD assets and liabilities	—	(561)
Other investing activities, net	(16)	16
Net cash used in investing activities	(681)	(965)
FINANCING ACTIVITIES
Repayments of long-term debt and capital lease obligations	(421)	(670)
Repurchases of ordinary shares	(1,612)	(1,172)
Dividends to shareholders	(381)	(266)
Proceeds from issuance of ordinary shares under employee stock plans	233	214
Escrow deposit for acquisition of noncontrolling shares of LaCie S.A.	(72)	—
Other financing activities, net	—	3
Net cash used in financing activities	(2,253)	(1,891)
Effect of foreign currency exchange rate changes on cash and cash equivalents	1	—
Decrease in cash and cash equivalents	(274)	(1,039)
Cash and cash equivalents at the beginning of the period	1,707	2,677
Cash and cash equivalents at the end of the period	$1,433	$1,638

Use of non-GAAP financial information

To supplement the condensed consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), the Company provides non-GAAP measures of net income, diluted net income per share and gross margin as a percentage of revenue, which are adjusted from results based on GAAP to exclude certain expenses, gains and losses. These non-GAAP financial measures are provided to enhance the user’s overall understanding of the Company’s current financial performance and our prospects for the future. Specifically, the Company believes non-GAAP results provide useful information to both management and investors as these non-GAAP results exclude certain expenses, gains and losses that we believe are not indicative of our core operating results and because it is consistent with the financial models and estimates published by financial analysts who follow the Company.

These non-GAAP results are some of the primary measurements management uses to assess the Company’s performance, allocate resources and plan for future periods. Reported non-GAAP results should only be considered as supplemental to results prepared in accordance with GAAP, and not considered as a substitute for, or superior to, GAAP results. These non-GAAP measures may differ from the non-GAAP measures reported by other companies in our industry.

SEAGATE TECHNOLOGY PLC

ADJUSTMENTS TO GAAP NET INCOME AND DILUTED NET INCOME PER SHARE

(In millions, except per share amounts)

(Unaudited)

		For the Three Months Ended	For the Nine Months Ended
		March 29, 2013	March 29, 2013

GAAP net income		$416	$1,490
Non-GAAP adjustments:
Cost of revenue	(A)	24	63
Product development	(B)	11	18
Marketing and administrative	(C)	5	(8)
Amortization of intangibles	(D)	20	59
Restructuring and other, net	(D)	1	2
Other expense, net	(E)	(13)	(43)
Non-GAAP net income		$464	$1,581

Diluted net income per share:
GAAP		$1.13	$3.86

Non-GAAP		$1.26	$4.10

Shares used in diluted net income per share calculation		369	386

(A) For the three months ended March 29, 2013, Cost of revenue on a GAAP basis totaled $2,578 million, while non-GAAP Cost of revenue, which excludes the net impact of certain adjustments, was $2,554 million.  For the nine months ended March 29, 2013, Cost of revenue on a GAAP basis totaled $7,926 million, while non-GAAP Cost of revenue, which excludes the net impact of certain adjustments, was $7,863 million.  The non-GAAP adjustments include amortization of intangibles, other acquisition related expenses associated with the December 2011 acquisition of Samsung Electronics Co., Ltd’s hard disk drive business (the “Samsung HDD business”) and the August 2012 acquisition of LaCie S.A. (“LaCie”) as well as the impact of the 2013 voluntary early retirement program (“2013 VERP”) offered by the Company to certain of its employees in the U.S. in January 2013.

(B) For the three and nine months ended March 29, 2013, Product development expense has been adjusted on a non-GAAP basis to exclude the net impact of acquisition and integration costs associated with the Samsung HDD business and costs associated with the 2013 VERP.

(C) For the three months ended March 29, 2013, Marketing and administrative expense has been adjusted on a non-GAAP basis to exclude acquisition and integration costs associated with LaCie and costs associated with the 2013 VERP. For the nine months ended March 29, 2013, Marketing and administrative expense has been adjusted on a non-GAAP basis to exclude the net impact of legal cost reimbursements, which were partially offset by acquisition and integration costs associated with the Samsung HDD business and LaCie and costs associated with the 2013 VERP.

(D) For the three and nine months ended March 29, 2013, Amortization of intangibles related to our Samsung HDD business and LaCie acquisitions and Restructuring and other, net, primarily related to prior year restructuring plans, have been excluded on a non-GAAP basis.

(E) For the three and nine months ended March 29, 2013, Other expense has been adjusted on a non-GAAP basis primarily to exclude the net impact of a gain recognized upon sales of investments, and a gain recognized from an insurance reimbursement related to the severe flooding in Thailand, partially offset by a loss recognized on the early redemption and repurchase of debt.